Exhibit 99.1

NOTE: The financial statements set forth in this Exhibit 99.1 have been prepared in accordance with accounting principles generally accepted in Germany.

Annual Financial Statements for the Financial Year

From January 1 through December 31, 2012

Independent Auditor’s Report

To Dresden Papier GmbH, Dresden/Germany:

We have audited the accompanying financial statements of Dresden Papier GmbH, which comprise the balance sheet as of December 31, 2012, and the related statements of income and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with the requirements of German Commercial Law (HGB); this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dresden Papier GmbH as of December 31, 2012, and the results of its operations and its cash flows for the year then ended in accordance with the requirements of German Commercial Law (HGB).

Other Matter

The accompanying balance sheet of Dresden Papier GmbH, as of December 31, 2011, and the related statements of income and cash flows for the year then ended, and the related notes to these financial statements were not audited, reviewed, or compiled by us and, accordingly, we do not express an opinion or any other form of assurance on them.

Berlin, July 12, 2013

PricewaterhouseCoopers

Aktiengesellschaft

Wirtschaftsprüfungsgesellschaft

/s/ Angelika Kraus	/s/ pp. Katharina Woythe
Wirtschaftsprüferin	Wirtschaftsprüferin
(German Public Auditor)	(German Public Auditor)

Dresden Papier GmbH, Dresden

Assets
	12/31/2012	12/31/2011 unaudited
	€	€
A. Non current assets
I. Intangible assets
Software	63,759.92	118,170.55

II. Tangible assets
1. Land and buildings	4,144,508.99	4,063,270.60
2. Technical equipment and machinery	16,637,998.01	16,523,869.41
3. Other equipment, factory and office equipment	692,680.02	589,305.99
4. Prepayments and construction in process	918,983.80	194,547.15

	22,394,170.82	21,370,993.15

	22,457,930.74	21,489,163.70

B. Current assets
I. Inventories
1. Raw materials and supplies	8,100,787.02	10,890,312.65
2. Finished goods and merchandise	4,444,654.79	3,186,994.14

	12,545,441.81	14,077,306.79

II. Receivables and other assets
1. Trade receivables	2,054,276.03	1,548,121.75
2. Receivables from affiliated companies	29,532,652.25	32,462,591.04
3. Other assets	1,680,625.95	1,613,461.22

	33,267,554.23	35,624,174.01

III. Cash on hand, bank balances	10,446,626.63	7,405,397.88

	56,259,622.67	57,106,878.68

C. Prepaid expenses and deferred charges	264,111.70	167,818.71

	78,981,665.11	78,763,861.09

Dresden Papier GmbH, Dresden

Shareholders’ equity and liabilities
	12/31/2012	12/31/2011 unaudited
	€	€
A. Shareholders’ equity
I. Subscribed capital	500,000.00	500,000.00
II. Unappropriated retained earnings brought forward	—	463,214.83
III. Net income for the year	—	13,091,791.06
IV. Unappropriated retained earnings	14,685,926.64

	15,185,926.64	14,055,005.89

B. Special account for investment grants and subsidies	2,232,010.84	2,002,154.38

C. Provisions
1. Tax provisions	2,380,809.52	1,685,598.74
2. Other provisions	6,474,261.67	6,172,988.32

	8,855,071.19	7,858,587.06

D. Liabilities
1. Bank loans and overdrafts	22,596,180.00	20,232,006.76
2. Trade payables	4,466,220.35	2,919,755.16
3. Payables to affiliated companies	24,000,000.00	30,461,036.62
4. Other liabilities (of which taxes: € 1,179,832; 12/31/2011: € 857,199) (of which social security payables: € 8,925; 12/31/2011: € 5,681)	1,646,256.09	1,235,315.22

	52,708,656.44	54,848,113.76

	78,981,665.11	78,763,861.09

Dresden Papier GmbH, Dresden

Income Statement for the Period

from January 1 through December 31, 2012

	2012	2011 unaudited
	€	€
1. Sales	116,449,141.36	105,019,101.00
2. Increase in finished goods	709,615.40	289,017.68
3. Other operating income	2,547,021.25	2,849,410.50

	119,705,778.01	108,157,529.18

4. Cost of materials
a) Cost of raw materials and supplies and of purchased merchandise	74,131,402.27	68,853,071.90
b) Cost of purchased services	781,145.58	1,360,826.36

	74,912,547.85	70,213,898.26

5. Personnel expenses
a) Wages and salaries	6,632,516.19	6,333,162.73
b) Social security and pension benefits (of which relating to pensions: € 2,022; 2011: € 1,982)	1,222,941.84	1,151,212.31

	7,855,458.03	7,484,375.04

6. Amortization and depreciation of fixed intangible and tangible assets	2,958,332.32	2,445,763.91
7. Other operating expenses	9,666,307.73	7,463,587.21
8. Other interest and similar income (of which from affiliated companies: € 1,341,412; 2011: € 1,687,833)	1,363,160.33	1,723,518.33
9. Interest and similar expenses (of which to affiliated companies: € 1,076,025; 2011: € 1,177,727)	2,390,930.01	2,953,121.86

10. Profit on ordinary activities	23,285,362.40	19,320,301.23

11. Taxes on income	7,070,957.78	5,976,052.15
12. Other taxes	83,483.87	252,458.02

13. Net income for the year	16,130,920.75	13,091,791.06

14. Advance distribution	1,444,994.11

15. Unappropriated retained earnings	14,685,926.64

Dresden Papier GmbH

Statements of Cash Flows

for the period January 1, 2012 through December 31, 2012

	2012	2011 unaudited
	€	€
Net income	16,130,920.75	13,091,791.06
Depreciation and amortization	2,958,332.32	2,445,763.91
Increase/decrease of accruals	996,484.13	(113,030.81)
Loss (gains) on dispositions of plant and equipment	(16,832.60)	22.44
Other income not effecting cash flows	(304,159.00)	(370,071.00)

Increase/decrease of inventory, trade receivables and other assets not allocated to investing or financing activities	3,145,191.77	2,275,877.57
Increase/decrease of trade liabilities or other liabilities not allocated to investing or financing activities	1,496,369.44	(1,159,162.50)

Cash Flow provided by operations	24,406,306.81	16,171,190.67

Proceeds from disposal of plant and equipment	67,500.00	0.00
Expenditures for purchases of property and equipment	(3,977,766.76)	(7,836,676.98)
Proceeds from investment grants	534,015.46	541,177.50
Proceeds from loans to affiliated companies	647,000.00	2,206,549.00
Disbursements for investments in financial assets	0.00	(11,513,383.00)

Cash Flow used by investing activities	(2,729,251.30)	(16,602,333.48)

Proceeds from bank loans and other loans	25,000,000.00	24,013,383.00
Disbursements for repayments of loans	(28,635,826.76)	(10,848,925.32)
Payment of dividends	(15,000,000.00)	(12,500,000.00)

Cash Flow (used) provided by financing activities	(18,635,826.76)	664,457.68

Net increase in cash and cash equivalents	3,041,228.75	233,314.87
Cash and cash equivalents at the beginning of period	7,405,397.88	7,172,083.01

Cash and cash equivalents at the end of period	10,446,626.63	7,405,397.88

Interest paid	2,595,543.23	2,390,930.00
Interest received	1,723,518.33	1,363,160.00
Income tax paid	5,749,726.68	6,057,481.96

Dresden Papier GmbH, Dresden

Notes to the Financial Statements for the Financial Year from January 1 through December 31, 2012

I. General Information

The annual financial statements for the period from January 1 through December 31, 2012 have been prepared in accordance with the provisions applicable to corporations of the German Commercial Code [Handelsgesetzbuch — HGB] and the regulations set out in the Law relating to Limited Liability Companies [Gesetz betreffend die Gesellschaften mit beschränkter Haftung — GmbHG].

The Company is a large corporation within the meaning of Section 267 (3) and (4) HGB.

The income statement has been classified according to the type-of-expenditure format pursuant to Section 275 (2) HGB.

II. Valuation Methods

In detail, the following accounting and valuation methods are applied:

Assets and liabilities are in general valued separately.

Intangible assets acquired for a monetary consideration are measured at acquisition cost less scheduled amortization and impairment. Acquisition cost also comprises the ancillary costs of acquisition that are individually attributable and subsequent acquisition costs. Purchase price reductions are deducted from acquisition cost.

Fixed assets are stated at depreciated acquisition or production cost. Depreciation is charged in accordance with the expected useful lives. Low-value asset items with individual acquisition costs of more than € 150 and up to € 1,000 are combined in collective items (without taking account of the actual wear and tear and without considering whether the assets remain with the company or not) and depreciated over a period of five years.

The inventories of raw materials and supplies are capitalized at average acquisition prices. Finished goods are measured at production costs, which comprise directly attributable material costs, manufacturing wages and special direct costs as well as manufacturing and material overheads and depreciation. Merchandise is accounted for at average acquisition costs. The lower-of-cost-or-market principle has been considered in the valuation of inventories.

Emission allowances acquired for a monetary consideration are classified as merchandise. They have been stated at acquisition cost and, if required, written down to their fair value.

Receivables and other assets are generally recognized at their nominal values. All items subject to risk have been accounted for by setting up adequate individual valuation allowances; the general credit risk of default has been covered by a 1% allowance on all uninsured receivables not themselves subject to individual valuation allowances.

Payments made prior to the balance sheet date to the extent they represent expenditure for a certain period after that date are recorded as prepaid expenses and deferred charges.

The subscribed capital is reported at nominal value. Provisions cover all contingent liabilities, anticipated losses from pending transactions as well as tax provisions. They are recognized at the amounts deemed necessary according to reasonable commercial judgment. Provisions with a residual term of more than one year are principally discounted using the market interest rate of the previous seven financial years corresponding to the residual term of the provisions.

The provision for anniversary obligations is measured using a discount rate of 5.05% p.a. and on the basis of the “2005 G Life Expectancy Tables” by Prof. Dr. Klaus Heubeck using actuarial principles.

Liabilities are recognized at the amounts repayable.

Transactions denominated in foreign currencies (always of a short-term nature) are principally recognized using the historical rate applicable at the time at which the transaction was initially recognized and are valued at the average exchange rate as of the balance sheet date.

Deferred taxes are recognized in relation to the differences between the carrying amounts shown in the commercial balance sheet and the tax balance sheet if such differences will probably be reversed in subsequent financial years. Deferred tax assets and deferred tax liabilities are shown as netted figures. If the netting results in a net deferred tax asset as of the balance sheet date, the capitalization option for deferred tax assets set out in Section 274 (1) Clause 2 HGB is not utilized. The deferred taxes are calculated using an effective tax rate of 30.7% (15.825% for the corporate income tax including solidarity surcharge and 14.875% for the trade tax). The tax rate for trade tax is based on the average trade tax assessment multiplier of 425%.

III. Comments on the Balance Sheet

1.	Fixed assets

Fixed assets taken over as of August 1, 2006 are depreciated using the straight-line method. Additions made during the period from August 1, 2006 to December 31, 2008 are depreciated on a straight-line basis. Moveable technical fixed assets acquired after January 1, 2009 up to and including December 31, 2009 were depreciated using the declining-balance method pursuant to Section 7 (2) EStG [German Income Tax Act] until December 31, 2010. Since January 1, 2010 moveable technical fixed assets have been depreciated equally using the straight-line method.

The composition and development of the individual items of fixed assets are shown in the fixed-asset movement schedule contained in the Annex to the Notes.

2.	Receivables and other assets

As was the case in the prior year, all trade receivables and other assets have a residual term of less than one year, except for loan claims on shareholders as set out below.

Receivables from affiliated companies solely refer to shareholders and are the result of a loan contract with a term until June 30, 2017.

Other assets mainly result from tax refund claims regarding value-added tax in the amount of T€ 662 (thereof T€ 70 have legally not occurred yet) and mineral oil and electricity tax in the amount of T€ 849.

The credit balances for bonus reserves held with the factoring company which are disclosed under cash and cash equivalents (T€ 5,100) are restricted and are released for the purpose of paying bonuses and discounts in January 2013.

The determination of deferred taxes from temporary differences between the commercial balance sheet and the tax balance sheet resulted a net deferred tax asset in the amount of T€ 41 as of the balance sheet date. The Company does not make use of the capitalization option set out in Section 274 (1) Clause 2 HGB, which means that the net deferred tax asset is not recognized in the balance sheet. The differences between the commercial and the tax balance sheet, which give rise to deferred tax assets, result mainly from:

•	Differences in the valuation of provisions

•	Findings from the government tax audit, which have not been retraced for commercial law purposes (refers to software and receivables from affiliated companies).

3.	Special account for investment grants and subsidies

The special account contains investment grants received pursuant to the Law on Investment Grants [InvZulG], as well as investment subsidies from the joint community task “improvement of the regional economic structure” in Saxony. These grants and subsidies are released in accordance with the depreciation process concerning the respective subsidized assets.

4.	Other provisions

Other provisions with individual amounts exceeding T€ 300 refer primarily to bonuses and commissions as well as provisions for outstanding suppliers’ invoices and personnel-related provisions.

The provision for semi-retirement obligations (T€ 56) is offset against the respective plan assets (T€ 51), which serve the exclusive purpose of settling liabilities relating to old-age pension obligations (outstanding settlement amount) and are protected against access by any third parties. The plan assets, which are designated for a specific purpose and are pledged, are measured in general at their fair value. The plan assets relate to fixed-income securities the acquisition cost of which amount to T€ 46.

5.	Liabilities

The liabilities have the following residual terms:

	12/31/2012
	Up to 1 year	1 year to 5 years	> 5 years	Total
	T€	T€	T€	T€

Bank loans and overdrafts	5,096	17,500	—	22,596
(December 31, 2011 unaudited	2,851	17,381	—	20,232)

Trade payables	4,466	—	—	4,466
(December 31, 2011 unaudited	2,920	—	—	2,920)

Payables to affiliated companies and shareholders	24,000	—	—	24,000
(December 31, 2011 unaudited	30,461	—	—	30,461)

Other liabilities	1,646	—	—	1,646
(December 31, 2011 unaudited	1,235	—	—	1,235)

	35,209	17,500	—	52,709

Bank loans and overdrafts to the amount of T€ 22,596 are collateralized by registered land charges on the Company’s premises (original amount: T€ 25,000), the assignment of the paper machine including all components as collateral, the assignment of the inventories as collateral (in particular wallpaper base and non-woven) and letters of subordination by the shareholders with respect to extended loans (T€ 24,000).

In addition to that, financial covenants which are determined from the quarterly and annual financial statements of Dresden Papier GmbH have to be complied with.

The Company is exposed to interest rate risks within the scope of its operations. The interest rate risk of bank loans subject to variable interest rates is minimized by means of interest rate swaps.

In 2012, an interest rate swap was entered into. It was combined with the underlying bank loan to form a valuation unit. As the swap with a nominal value of € 21.4 million corresponds to the underlying loan (value as of December 31, 2012: € 22.5 million) with respect to all major terms and conditions, it can be assumed that the cash flows from the interest rate hedge will fully set off each other during the remaining term of the derivatives and that a hedging of fixed interest rates is therefore achieved. For showing the effective part of the valuation units which are created in the accounts, the so-called net hedge presentation method (compensatory valuation) is used. The present values of the individual interest rate swaps were taken from the banks’ valuation statements. Each valuation reflects the bank’s assessment of the value of a specific financial instrument under the given market conditions. The market values of the swaps were determined using the money market and swap rates and discounting the future cash flows. The interest rate swap has a term until June 30, 2017.

In connection with the raising of a loan, borrowing costs of € 247,500 had to be paid. These were capitalized in prepaid expenses and deferred charges and spread over the non-cancellable term of the loan contract using the effective interest method.

Payables to affiliated companies refer to loans from the shareholder (T€ 24,000). With regard to loan repayment, regulations have been agreed between the lender and the Company, ensuring the Company’s ability to pay at all times and excluding any insolvency due to a repayment obligation. Therefore, the Company’s ability to continue its business will be assured.

With respect to trade payables, there is the usual retention of title from the delivery of raw materials and supplies as well as merchandise.

IV. Comments on the Income Statement

1.	Sales

The sales (net) from the delivery of wallpaper and non-woven wallpaper can be broken down as follows:

	2011 unaudited	2012
	Actual (T€)	Actual (T€)	Movement (%)	Share (%)
Non-woven	105,019	116,449	110.9	100.0
Total	105,019	116,449	110.9	100.0

The following overview reflects a breakdown of sales according to geographically defined markets:

	Actual 2011 unaudited	Actual 2012
Germany	40.0%	36.0%
Western Europe	20.8%	20.5%
Eastern Europe	35.5%	39.9%
Other regions	3.7%	3.6%
	100.0%	100.0%

2.	Other operating income

Other operating income contains income from the release of special accounts in the amount of T€ 304, income from the reversal of provisions not utilized in the amount of T€ 349 and other income not relating to the period under review in the amount of T€ 379.

3.	Other operating expenses

Expenses not relating to the period under review in the amount of T€ 95 are reported within other operating expenses. Factoring charges of T€ 364 associated with the use of factoring are also included. A prepayment penalty of T€ 1,992 resulted from the repayment of a loan. Other operating expenses include unrealized exchange losses of T€ 1 (prior year unaudited: T€ 2).

Expenses relating to auditors’ fees amount to T€ 31 for auditing services associated with the annual financial statements and T€ 26 for other affirmation services.

4.	Taxes on income

Taxes on income (T€ 7,071) include tax proceeds not relating to the period under review in the amount of T€ 118.

Other Disclosures

5.	Contingencies and other financial obligations

Contingencies

Dresden Papier GmbH assumed a joint and several liability towards Commerzbank AG on behalf of Landqart AG, Landquart/Switzerland, in the amount of € 5 million and € 4.9 million each (guarantee). The collateral promise was made for contract simplification reasons; there is no risk of the Company being called upon.

Other financial obligations

Other financial obligations amount to T€ 3,349. In particular, these obligations relate, inter alia, to the following matters:

Rental and lease obligations	2013	T€ 163
	2014	T€ 87
	2015 and later	T€ 134
Total		T€ 384

The purchase commitment contains T€ 2,965 attributable to commenced investment projects.

6.	Members of the Management

In the reporting year, Dr. Alfonso Ciotola, Diplomingenieur [Graduate Engineer] acted as managing director of the Company.

7.	Group affiliation

Since March 31, 2009, the Company has been a wholly-owned subsidiary of Fortress Security Papers AG, Igis, Switzerland. The Company is included in the consolidated financial statements of Fortress Paper Ltd., Vancouver, Canada (smallest and largest consolidated group).

8.	Number of employees

The average number of persons employed was 137 (thereof 89 industrial workers and 48 salaried employees). In addition, on average 7 apprentices were employed.

9.	RECONCILIATION TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES:

These financial statements have been prepared in accordance with accounting principles generally accepted in Germany (“HGB”) which, in many respects, conforms to accounting principles generally accepted in the United States of America (“U.S. GAAP”). The significant difference in those principles, as they apply to the Company’s net earnings and shareholders’ equity, are described below.

Reconciliation of net earnings under HGB to U.S. GAAP:

Year ended December 31, 2012
Net earnings for the year based on HGB	€16,130,920.75
Adjustments:
Unrealized loss on interest rate swap (a)	(539,715.35)
Income taxes	165,692.61

Net of tax benefit	(374,022.74)

Net earnings for the year based on U.S. GAAP	€15,756,898.01

(a)	Under HGB, the Company designated an interest rate swap as a cash flow hedge for accounting purposes. As permitted by HGB, since the interest rate swap effectively converted a variable rate loan to a fixed rate with identical terms, the change in fair value related to the interest rate swap was not reflected in the Company’s balance sheet or profit and loss statement. For U.S. GAAP purposes, the Company did not qualify for hedge accounting. Accordingly, the change in fair value of this interest rate swap is reported as a charge to earnings.

Reconciliation of shareholders’ equity under HGB to U.S. GAAP:

December 31, 2012
Shareholders’ equity at year end based on HGB	€15,185,926.64
Adjustments
Unrealized loss on interest rate swap (a)	(539,715.35)
Income taxes	165,692.61

Net of tax benefit	(374,022.74)

Shareholders’ equity at year end based on U.S. GAAP	€14,811,903.90

(a)	Represents the impact of recording for U.S. GAAP purposes the unrealized loss on interest rate swaps together with the related tax benefit.

Reconciling Items impacting the Statement of Cash Flow activity

Restricted cash

The Company maintains credit balances for bonus reserves with the factoring company (December 31, 2012 T€ 5,100). Under US GAAP, given the nature of the restricted cash, changes in the restricted cash balances would be reported as an investing activity in the Statement of Cash Flows and restricted cash would not be included in cash and cash equivalents as of the balance sheet dates.

10.	Subsequent Event

On March 13, 2013, Fortress Security Papers AG entered into a Share Purchase Agreement pursuant to which Dresden Papier was sold to Glatfelter Gernsbach GmbH, a wholly owned subsidiary of P. H. Glatfelter Company. The sale was completed on April 30, 2013.

Annex

Fixed-Asset Movement Schedule

Dresden Papier GmbH, Dresden

Composition and Development of Fixed Assets

	Acquisition and production cost
	1/1/2012	Additions	Disposals	Retransfers	12/31/2012
	€	€	€	€	€
I. Intangible assets
Software	361,427.83	10,123.28	—	—	371,551.11

II. Tangible assets
1. Land and buildings	4,109,658.67	242,207.99	—	—	4,351,866.66
2. Technical equipment and machinery	24,244,335.68	2,503,150.65	64,000.00	193,937.10	26,877,423.43
3. Other equipment, factory and office equipment	1,346,143.82	303,911.09	1.02	—	1,650,053.89
4. Prepayments and construction in process	194,547.15	918,373.75	—	(193,937.10)	918,983.80

	29,894,685.32	3,967,643.48	64,001.02	—	33,798,327.78

	30,256,113.15	3,977,766.76	64,001.02	—	34,169,878.89

	Amortization/depreciation				Net book values
	1/1/2012	Additions	Disposals	12/31/2012	12/31/2012	12/31/2011 unaudited
	€	€		€	€	€
I. Intangible assets
Software	243,257.28	64,533.91	—	307,791.19	63,759.92	118,170.55

II. Tangible assets
1. Land and buildings	46,388.07	160,969.60	—	207,357.67	4,144,508.99	4,063,270.60
2. Technical equipment and machinery	7,720,466.27	2,532,292.77	13,333.62	10,239,425.42	16,637,998.01	16,523,869.41
3. Other equipment, factory and office equipment	756,837.83	200,536.04	—	957,373.87	692,680.02	589,305.99
4. Prepayments and construction in process	—	—	—	—	918,983.80	194,547.15

	8,523,692.17	2,893,798.41	13,333.62	11,404,156.96	22,394,170.82	21,370,993.15

	8,766,949.45	2,958,332.32	13,333.62	11,711,948.15	22,457,930.74	21,489,163.70